Exhibit 99.2

FOR IMMEDIATE RELEASE

ERBA DIAGNOSTICS RESOLVES PRIOR NON-COMPLIANCE BY FILING 10-Q

Miami Lakes, FL, August 19, 2013 – ERBA Diagnostics, Inc. (NYSE MKT: ERB), a fully integrated in vitro diagnostics company, announced today that the Company has received a letter from the NYSE MKT LLC (the “Exchange”) stating that the Company has resolved its prior non-compliance with the continued listing standards contained in the Exchange’s Company Guide relating to Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, because the Company filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 with the Securities and Exchange Commission on August 9, 2013.

About ERBA Diagnostics, Inc.

ERBA Diagnostics, Inc. (www.erbadiagnostics.com), headquartered in Miami Lakes, Florida, is a fully integrated in vitro diagnostics company that develops, manufactures and distributes in the United States and internationally, proprietary diagnostic reagents, test kits and instrumentation, primarily for autoimmune and infectious diseases, through its legacy subsidiaries – Diamedix Corporation (U.S.), Delta Biologicals S.r.l. (Europe) and ImmunoVision, Inc. (U.S.) – and through its recently acquired subsidiaries – Drew Scientific, Inc. (U.S.) and JAS Diagnostics, Inc. (U.S.).

Company Contact:

Mohan Gopalkrishnan,

Vice President – Operations

g_mohan@erbadiagnostics.com

(305) 324-2300